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Exhibit 10.5

NOTARY REGISTER NO. 100992	FILE NO. 17111/BIS

DEED OF AGREEMENT OF ASSUMPTION OF DEBTS
REPUBLIC OF ITALY

        In the year two thousand and three, on the fourteenth day of the month of February

        14th February 2003

        In Como, in the local Branch of the Banca Nazionale del Lavoro in Piazza Cavour 33.

        Before myself, Dr. Giorgio Miserocchi, notary in Como, member of the Notaries' Association of the Joint Districts of Como and Lecco, without the presence of witnesses as expressly agreed and waived by the persons present with my consent, there personally appeared:

        for the "BANCA NAZIONALE DEL LAVORO S.P.A.", having its registered office in Rome, Via Vittorio Veneto 119, a member of the Association of Banks and holding company of the BNL Banking Group, a member of the Association of Banking Groups at the Bank of Italy, share capital EURO 1,087,555,258.50 fully paid up, tax number and registration number in the Corporate Register of Rome 00651990582 and VAT no. 00920451002, which during this deed will be called more briefly "Bank",

        Messrs. ANGELO BAGNATO, born in Reggio Calabria on 21st April 1972—GENNARO MASTELLONE born in Naples on 20th July 1952, both domiciled for their position in Como, Piazza Cavour 33 in their capacities as executive cadres vested with the necessary powers by virtue of the resolution of the Board of Directors of the Banca Nazionale del Lavoro S.p.A. no. 640 of 15.5.2002—of which a legalised extract of the minutes is attached under the letter "A" to the deed drawn up by myself on 10th February 2003 register no. 100966/17091;

  •
  for the company SIRTON PHARMACEUTICALS S.P.A. (formerly CRINOS Industria Farmacobiologica S.p.a.) having its registered office in Villaguardia Piazza XX Settembre 2, with a share capital of Euro 6,195,000.00—tax number and registration number in the Corporate Register of Como 01192270138 (formerly no. 12806 Law Courts of Como) and under no. 172.507 in the Chamber of Commerce Register, with a duration until 31st December 2050 resulting from the Deed of Incorporation of 24th July 1980 no. 16994 in the register of the notary Enrico Bevilacqua of Milan, registered in Milan- Public Deeds on 31st July 1980 under no. 18724—Series I (which during this deed will be called more briefly "Original Debtor":

        Mr. SAURO CARSANA, born in Grassobbio on 9th March 1953, resident in Grassobbio, Viale Europa 28, domiciled for his position in Villa Guardia, Piazza XX Settembre 2, c/o the registered office, executive, who is present in his capacity as a member of the Board of Directors authorized for this deed by the resolution passed at the meeting of the Board of Directors of the aforementioned company on 18th December 2002, of which a legalised extract of the minutes is attached herewith under the letter "A";

  •
  for GENTIUM SPA (formerly PHARMA RESEARCH SPA) having its registered office in Villa Guardia Piazza XX Settembre 2, share capital Euro 5,000,000.00—tax number and registration number in the Corporate register of Como no. 02098100130 (formerly no. 240.386, duration until 31st December 2050 resulting from the minutes of the Shareholders' Meeting held on 27th December, 2000, register no. 27586/4665 of Notary Enrico Bellezza of Milan, registered in Milan—Public Deeds on 10th January 2001 under no. 1253—Series I (which in this deed will be called more briefly "Assuming company"):

        Mrs. LAURA IRIS FERRO, born in Milan on 3rd August 1951, domiciled for her position in Villa Guardia, Piazza XX Settembre 2, at the registered office who is present in her capacity as Chairperson of the Board of Directors, vested with the necessary powers for this deed by virtue of the resolution passed by the aforementioned Board on 18th December 2002, of which a legalised extract of the minutes is attached herewith under letter "B".

        The aforementioned parties appearing before me, of whose identities, positions and powers I, Notary, am personally certain, in agreement amongst themselves and with my consent, waive the presence of witness and make the following preambles:

whereas

a)
with deed of 20th November 1996 by Notary Dr. Enrico Bevilacqua of Milan, register no. 33036/6150, the "Bank" granted "CRINOS INDUSTRIA FARMACOBIOLOGICAL SPA" a loan of Euro 1,291,142.25 (one million, two hundred and ninety-one thousand, one hundred and forty-two and twenty-five cents) (equivalent to Italian Lire 2,500,000,000.=) in accordance with its Articles of Association and articles 10 and 38 and following of Legislative Decree no. 385 of 1st December 1993 (Consolidated Body of Law on banking and credit)

b)
the aforementioned loan is guaranteed by a mortgage registered at the Registry of Property Registers of Como on 26th November 1996 under progressive number 61 of that day (registration nos. 20963/3730)

c)
with discharge of 17th November 1996 by the same notary register no. 33075/6175 the "Bank" granted "CRINOS INDUSTRIA FARMACOBIOLOGICA SPA" the whole of the aforementioned loan;

d)
with deed of 27th May 1999 by Notary Dr. Enrico Bevilacqua of Milan, register no. 34373/6870, the "Bank" also granted "CRINOS INDUSTRIA FARMACOBIOLOGICAL SPA" a loan of Euro 1,549,370,70 (one million, five hundred and forty-nine thousand, three hundred and seventy and seventy cents) (equivalent to Italian Lire 3,000,000,000) in accordance with its Articles of Association and articles 10 and 38 and following of Legislative Decree no. 385 of 1st September 1993 (Consolidated Body of Law on banking and credit)

e)
the loan as per letter d) above is secured by a mortgage registered at the Registry of Property Registers of Como on 1st June 1999 under nos. 11016/2938;

f)
with supplementary deed and discharge of 18th June 1999 by the same Notary as per letter d) above, register no. 34395/6890, the "Bank" granted "CRINOS INDUSTRIA FARMACOBIOLOGICA SPA" the whole aforementioned loan, fixing the relative terms and conditions for its reimbursement;

g)
with minutes of the Shareholders' Meeting of 27th December 2000 by Notary Dr. Enrico Bellezza of Milan register no. 27586/4665, "CRINOS INDUSTRIA FARMACOBIOLOGICA SPA" conferred its company branch (including the assets encumbered by the formalities shown above) on "PHARMA RESEARCH SRL", contextually transformed into a stock corporation, having its registered office in Villa Guardia (Como), Piazza XX Settembre 2:

h)
with minutes of the Shareholders' Meeting of 17th July 2001 by Notary Dr. Enrico Bevilacqua of Milan register no. 353365/7472 "PHARMA RESEARCH SPA" changed its company name to "GENTIUM SPA";

i)
with the deed of integration and property register identification dated 18th January 2002 by Notary Dr. Enrico Bevilacqua of Milan, register no. 35533/7604 the property of the patents and real estate synthetically considered in the fourth paragraph of the sworn estimate attached under B to the deed dated 27th December 2000 mentioned above under point g) were transferred from "CRINOS INDUSTRIA FARMACOBIOLOGICA SPA" to "GENTIUM SPA";

l)
with the minutes of the Shareholders' Meeting of 20th May 2002 by Notary Dr. Enrico Bevilacqua of Milan register no. 35660/7681 "CRINOS INDUSTRIA FARMACOBIOLOGICA SPA" changed its company name to "SIRTON PHARMACEUITICALS SPA" with effect from 29th June 2002;

m)
following the conferment with the aforementioned deed on 27th December 2000, "GENTIUM SPA" having its registered office in Civello di Villa Guardia, Piazza XX Settembre 2, assumed all the obligations and debts of "SIRTON PHARMACEUTICALS" with regard to the "Bank" deriving from the aforementioned financing contracts respectively of 20th November 1996 and subsequent documents of discharge of 17th December 1996 and of 27th May 1999 and subsequent deed of integration and discharge of 18th June 1999;

n)
the "Bank" intends to accept the assumption of the aforementioned loans by "GENTIUM SPA" (assuming company), without release of "SIRTON PHARMACEUTICALS SPA" ("Original Debtor");

  all the above having been stated as an integral part of this deed, the Parties agree and stipulate the following:

Article 1
(Recognition of debts)

1)
The "assuming company"—having assumed, by virtue of the deed of 27th December 2000 drawn up by Notary Dr. Enrico Bellezza of Milan register no. 27586/4665, all the obligations deriving from the financing contracts of:

•
Euro 1,291,142.25 (one million, two hundred and ninety-one thousand, one hundred and forty-two and twenty-five cents), stipulated between the "Bank" and the "Original Debtor" on 20th November 1996 by Notary Dr. Enrico Bevilacqua of Milan register no. 33036/6159 and subsequent discharge on 17th December 1996 by the same notary, register no. 33075/6175;

•
Euro 1,549,370.70 (one million, five hundred and forty-nine thousand, three hundred and seventy and seventy cents) (equivalent to Italian Lire 3,000,000,000), stipulated between the "Bank" and the "Original Debtor" on 27th May 1999 by Notary Dr. Enrico Bevilacqua of Milan, register no. 34373/6870 and subsequent deed of integration and discharge dated 18th June 1999 by the same notary, register no. 34395/6890;

  recognises being a debtor towards the "Bank" of the residual debts in capital line relative to the aforementioned loans, as well as the contractual interest and any default interest at the rates shown in the same contracts

2)
As a consequence, the "assuming company" expressly takes on all the obligations deriving from the aforementioned deeds, with all the terms, conditions, guarantees and waivers, declaring that it knows them well and fully accepts them.

Article 2
(Agreement and assumption)

        The "Bank" declares giving its agreement, pursuant to article 1273 Civil Code, without release of the "Original Debtor" to the assumption agreed between the latter and the "assuming company" in the deed dated 27th December 2002 mentioned above.

Article 3
(Waiver to objections)

        The "assuming", departing from the last paragraph of article 1273 Civil Code, declares waiving, with regard to the "Bank" every objection that may derive for the same from the aforementioned deed of 27th December 2002, by virtue of which it has assumed the debts relative to the loans shown above.

Article 4
(Confirmation of guarantees)

1.
The following will remain to secure the loans granted by the "Bank":

•
against the original loan of Euro 1,291,142.25 (one million, two hundred and ninety-one thousand, one hundred and forty-two and twenty-five cents), the mortgage established with the aforementioned contract of 20th November 1996 which the "assuming company", as far as it may be necessary, expressly consents to maintain, with the exception of the agreed formalities of cancellation with deed of today, register no. 100987/17109 legalised by myself;

•
against the original loan of Euro 1,549,370.70 (one million, five hundred and forty-nine thousand, three hundred and seventy and seventy cents), the mortgage established with the aforementioned contract of 27th May 1999 which the "assuming" company, as far as it may be necessary, expressly consents to maintain, with the exception of the agreed formalities of cancellation with deed of today, register no. 100989/17111 legalised by myself;

Article 5
(Registrations)

2.
The Keeper of the Property Registers of Como remains authorized, with the exoneration of all his responsibility in this regard, to register this deed in the margin of the formalities established in favour of the "Bank" with the aforementioned financing contracts respectively of 29th November 1996 and 27th May 1999, with the express mention of the "assuming company" taking on all the obligations deriving from the contracts.

Article 6
(Disbursements)

        The "assuming company" acknowledges that the amounts of the loans shown above have been disbursed by the "Bank" to the "Original Debtor".

Article 7
(Reimbursement of loans)

        The reimbursement by the "assuming company" of the residual debts in capital line deriving from the loans shown above and the payment of the relative interest and additional charges will take place under the conditions, according to the means and terms established regarding the original loan of Euro 1,291,142.25 (one million, two hundred and ninety-one thousand, one hundred and forty-two and twenty-five cents) in the aforementioned contract dated 20th November 1996 and regarding the original loan of Euro 1,549,370,70 (one million, five hundred and forty-nine thousand, three hundred and seventy and seventy cents) in the contract dated 27th May 1999 and subsequent deed of integration and discharge of 18th June 1999.

Article 8
(Reference to the clauses of the financing contracts)

        All the terms, conditions, means and waivers established in the aforementioned contracts respectively on 20th November 1996, 17th December 1996, 27th May 1999 and 18th June 1999 hold good as they are not modified by this deed.

Article 9
(Expenses and tax regime)

1.
All the expenses inherent and consequent to this deed are at the charge of the "assuming company", which expressly assumes them.

2.
For this deed, the parties invoke the tax benefits granted by article 15 of Presidential Decree no. 7601 of 29th September 1973.

3.
This deed benefits from the reduction of notary's fees laid down by article 39 of Legislative Decree no. 395 of 1st September 1993.

Article 10
(Election of domicile)

        The "Bank" and the "Original Debtor" confirm the domicile elected under article 8 of the aforementioned financing contract on 20th November 1996 and article 8 of the aforementioned financing contract of 27th May 1999.

        The "assuming company", for all the purposes of this deed, elects domicile in Villa Guardia, Piazza XX Settembre 2.

        The parties exempt me from reading the attachments.

        Requested, I, Notary, have received this deed, which I have read to the Parties appearing before me, who on my request approve it.

        Typed with the help of electronic means by a person in my trust on three sheets for twelve pages up to here.

/s/ Angelo Bagnato Angelo Bagnato
/s/ Gennaro Mastellone Gennaro Mastellone
/s/ Laura Iris Ferro Laura Iris Ferro
/s/ Sauro Carsana Sauro Carsana
/s/ Giorgio Miserocchi Dr. Giorgio Miserocchi—Notary

        Copy true to the original on several sheets signed as per the law at the bottom and in the margin which is issued for the purposes consented by the law.

COMO 18th

February 2004-09-09

/s/ Giorgio Miserocchi Dr. Giorgio Miserocchi—Notary

Round Notary's seal

Stamp on first page:
Registered in Como
on 05.03.2003
No. 1459
For, 71 Series 1
Euro 4.13

DONE in COMO
on 26.01.2003
under no. 29633 of order
No. 7343 particular
The formality of (illegible)
PAID Euro 25.82

Attachment "A"
to Deed reg. no. 100992/17112

SIRTON
Pharmaceuticals S.p.A.
Registered office: Piazza XX Settembre 2, 22079 Villa Guardia
Share capital: € 6,195,000

Minutes of the Meeting of the Board of Directors of 18th December 2002

        Today, 18th December 2002 at 9.00 a.m., following convocation, the Board of Directors of the company met in Milan, Galleria Passarella 2.

        Dr. Laura Iris Ferro takes the chair, on the explicit request of the Chairperson Mrs. Olimpia Ceriani, and calls on Dr. Enrico Zanzi to act as Secretary.

        The Chairperson acknowledges that all the Directors, with the exception of Dr. Antonio Ferro, whose absence is justified as he is abroad, and the entire Board of Auditors are present and declares the meeting validly formed to discuss and pass resolution on the following:

Agenda

  •
  Transfer, by assumption, to the controlled company Gentium S.p.A., of the loans extended by BNL to Sirton Pharmaceuticals S.p.A.;

  •
  Cancellation of the relative mortgages on all the real estate assets of Sirton Pharmaceuticals SpA and,

  •
  Conferment of the necessary powers on the company representative for the stipulation of the relative deeds.

        Having opened the meeting, the Chairperson informs the Board that Sirton Pharmaceuticals SpA has asked the BNL:

  A)
  to transfer, without the release of the main debtor, the following loans to the controlled company Gentium SpA;

  •
  Original loan of Euro 1,291,142.25 pursuant to Legislative Decree 385/93;

  •
  Original loan of Euro 1,549,370.70, pursuant to Legislative Decree 385/93;

  B)
  the cancellation of the mortgages, relative to the aforementioned loans, on the entire industrial complex and land of Sirton Pharmaceuticals SpA;

  C)
  the reduction of the financial credit with regard to Gentium S.p.A. for an amount equal to the residual debt of the aforementioned loans that will be assumed by the latter company.

        On 25/11/2002, the BNL passed resolution on the matter and authorised the execution of the transactions as per points A) and B) above.

        The Chairperson therefore invites the Board to pass resolution on the matter and confer the relative powers for the stipulation of the deed.

        The Board, having heard the report of the Chairperson, having considered the opportunity of the transaction, after extensive discussion, unanimously accepts the proposal and passes resolution to:

  •
  approve the transaction as described above;

  •
  confer on Dr. Sauro Carsana, born in Grassobbio (Bergamo) on 09/03/1953, resident in Grassobbio (Bergamo), Viale Europa 28, tax number CRS SRA 53C09 E148Z the widest powers necessary for the completion of the transaction, hereby validly ratifying the pledge for the appointee's actions.

        There being no other business to discuss, the Chairperson declares the meeting closed at 9.25 a.m. after reading and approval of these minutes, signed by the Chairperson and the Secretary.

/s/ Enrico Zanzi Dr. Enrico Zanzi — The Secretary	/s/ Laura Iris Ferro Dr. Laura Iris Ferro — The Chairperson
Register no. 100990

        I the undersigned Dr. Giorgio Miserocchi, Notary in Como, member of the Notaries' Association of the Joint Districts of Como and Lecco, hereby certify that the foregoing copy has been extracted from the book of minutes of the meetings of the Board of Directors of SIRTON PHARMACEUTICALS S.P.A., having its registered office in Villa Guardia, Piazza XX Settembre 2, from pages 13-14 and 15. The book is regularly stamped, validated and kept according to the law.

Como, 14th February 2003
/s/ Giorgio Miserocchi Dr. Giorgio Miserocchi
Round Notary's seal

Attachment "B"
to Deed reg. no. 100992/17112

Gentium S.p.A.
Registered office: Piazza XX Settembre 2, 22079 Villa Guardia
Share capital: € 5,000,000

Minutes of the meeting of the Board of Directors of 18th December 2002

        Today, 18th December 2002 at 9.30 a.m., the Board of Directors of the company met in Milan, Galleria Passarella 2 to discuss the following:

Agenda

  •
  Assumption of the loans extended by BNL to Sirton Pharmaceuticals S.p.A. covered by a mortgage on the plant acquired by conferment by Gentium SpA with deed on 27/12/2000;

        The Board of Directors and the Board of Auditors are present in their entirety.

        The chair is taken by Dr. Laura Iris Ferro, who calls on Dr. Sauro Carsana to act as Secretary.

        The Chairperson informs the meeting that as part of the conferment of the company branch "Raw materials" to our company by Sirton Pharmaceuticals S.p.A., as per deed of 27/12/2000, including land and buildings previously granted to the latter company, Gentium SpA was to assume, in replacement of the financial debt of Gentium to the conferring company and forming part of the assets and liabilities items of the "Company branch" conferred, the BNL loans and the restriction of the relative mortgages on the industrial complex of Sirton Pharmaceuticals SpA.

        It is therefore necessary to complete this transaction by our company assuming the following mortgage loans:

  •
  Original loan of Euro 1,291,142.25 pursuant to Legislative Decree 385/93;

  •
  Original loan of Euro 1,549,370.70, pursuant to Legislative Decree 385/93;

        Against the assumption of these loans, the financial debt with Sirton Pharmaceuticals will be correspondingly reduced.

        The Board, having heard the report of the Chairperson, having considered the opportunity of the transaction, after extensive discussion, unanimously accepts the proposal and passes resolution to:

  •
  approve the transaction as described above;

  •
  confer on Dr. Laura Iris Ferro all the widest powers necessary for the completion of the transaction, hereby validly ratifying the pledge for the appointee's actions.

        There being no other business to discuss, the Chairperson declares the meeting closed at 9.50 a.m. after reading and approval of these minutes, signed by the Chairperson and the Secretary.

/s/ Sauro Carsana Dr. Sauro Carsana —The Secretary	/s/ Laura Iris Ferro Dr. Laura Iris Ferro —The Chairperson

Register no. 100991

        I the undersigned Dr. Giorgio Miserocchi, Notary in Como, member of the Notaries' Association of the Joint Districts of Como and Lecco, hereby certify that the foregoing copy has been extracted from the book of minutes of the meetings of the Board of Directors of GENTIUM S.P.A., having its registered office in Villa Guardia, Piazza XX Settembre 2, from pages 194-195. The book is regularly stamped, validated and kept according to the law.

Como, 14th February 2003

/s/  GIORGIO MISEROCCHI

Dr. Giorgio Miserocchi

Round Notary's seal

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  Exhibit 10.5